Exhibit 99.2

 Legal Information and Disclaimer  This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements. Within this presentation, we reference certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change. This presentation includes certain non-GAAP financial measures, including tax-adjusted net income, tax-adjusted earnings per share, tax-adjusted return on average assets and tax-adjusted return on average shareholders’ equity. These non-GAAP financial measures and any other non-GAAP financial measures that we discuss in this presentation should not be considered in isolation, and should be considered as additions to, and not substitutes for or superior to, measures of financial performance prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Bank7 Corp.’s non-GAAP financial measures as tools for comparison. See the table on Slide 15 of this presentation for a reconciliation of the non-GAAP financial measures used in (or conveyed orally during) this presentation to their most directly comparable GAAP financial measures.  1

 Corporate Overview NASDAQ: BSVN    June 30, 2018  June 30, 2019  Assets  $728 million  $798 million  Loans  $589 million  $631 million  Deposits  $642 million  $696 million  One of the Top Performing Community Banks in the United States(1)Track Record of Strong Profitability and Expense ControlIntense Focus on Underwriting and Asset QualityScalable and Consistently Growing Platform  (1) Best-performing community banks of 2018 under $3B in assets, S&P Global Market Intelligence - https://www.spglobal.com/marketintelligence/en/news-insights/trending/5zt6a8x6w9-uBR3RAAq5xg2  2

 Second Quarter Accomplishments  Record Pre-tax Income  Operational Excellence  Continue to maintain expense discipline as evidenced by our efficiency ratio of 36.4%.Maintained an excellent noninterest expense to average assets ratio of 2.04%.   The Company earned a record $6.8 million in pre-tax income in Q2 2019 compared to $6.4 million ($6.5 million prior to $100k allowance for loan loss provision) for the same period in 2018.Achieved strong earnings in spite of absorbing public company costs as well as costs related to our newly opened locations in the Dallas metro area and Tulsa.  YOY Balance Sheet Growth  The Company ended the quarter with $798.4 million in total assets, $631.5 million in total loans, $696.1 million in total deposits, and $97.1 million in tangible shareholders’ equity.Changes from Q2 2018 to Q2 2019:- Total Assets increased $70.8 million, or 9.7%. - Total loans increased $42.2 million, or 7.2%. - Core deposit growth of $97.6 million, or 18.8%  3  Footprint Expansion  Opened a branch in Frisco, TX, further expanding our presence in the Dallas-Fort Worth market.

Bank7 Corp. reports record pre-tax quarterly income for Q2 2019

For the Six Months Ended June 30, 2019

Balance Sheet	
Total assets	$798.4
Total loans	631.5
Total deposits	696.1
Noninterest-bearing deposits	190.1
Tangible shareholders' equity (1)	97.1
Profitability	
Net Income (2)	$10.2
Return on average assets (2)	2.68%
Return on average tangible common equity (2)	22.6
Net interest margin	5.54
Net interest margin (excluding loan fee income) (3)	4.84
Efficiency ratio	36.4
Loans to deposits	90.7
Capital Ratios	
Tangible shareholders' equity to tangible assets (1)	12.20%
Tier 1 leverage ratio (4)	12.35
Tier 1 risk-based capital ratio (4)	15.91
Total risk-based capital ratio (4)	17.16
Non-owner occupied CRE / total capital (5)	263.42
Asset Quality	
Nonperforming assets to loans and OREO	0.66%
Nonperforming loans to total loans	0.64
Allowance for loan losses to total loans	1.24
Allowance for loan losses to nonperforming loans	195.4
Net charge-offs to average loans	-0.001

Total Assets



$563.5
$613.8
$703.6
$770.5
$787.2
$798.4
2015
2016
2017
2018
Q1 2019
Q2 2019

After Tax Net Income & EPS (2)



$8.3
$10.4
$14.3
$20.1
$9.5
$10.2
$1.14
$1.43
$1.96
$2.44
2015
2016
2017
2018
YTD 6-30-2018
YTD 6-30-2019
EPS

Dollars are in millions, except earnings per share.
Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the six months ended June 30, 2019 and 2018.

(1) Tangible shareholders' equity and tangible shareholders' equity to tangible assets are non-GAAP financial measures. See non-GAAP reconciliation table for reconciliation to their most comparable GAAP measures.
(2) Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. EPS calculation is based on diluted shares. Combined federal and state effective tax rates for 2018 and 2019 were 25.1% and 25.0%, respectively.
(3) Net interest margin (excluding loan fee income) is a non-GAAP financial measure. See non-GAAP reconciliation table for reconciliation to its most comparable GAAP measure.
(4) At June 30, 2019, Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 12.22%, 15.75%, and 17.00% respectively for the Company.
(5) Ratio is for the Bank only and represents total non-owner occupied CRE loans, including loans secured by multi-family residential real estate, investor CRE, and construction and land loans, divided by the Bank's total risk-based capital.

4

Strong Historical Performance  Return on Average Assets (1)  Return on Average Tangible Common Equity (1)  Dollars are in millionsFinancial data is as of or for the twelve months ended December 31 of each respective year and as of or for the six months ended June 30, 2019.Profitability metrics are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.  Leveraging Our Employee Base  Efficiency Ratio  We continue to produce excellent returns on average assets (ROAA) and also on average tangible common equity (ROATCE).We have maintained our excellent efficiency ratio, as highlighted by our low noninterest expense to average assets ratio.  5  5-year average: 1.96%  5-year average: 22.3%

   June 30, 2018    June 30, 2019  Balance Sheet and Earnings Growth  Dollars are in millions, except earnings per share.Financial data is as of or for the six months ended June 30, 2019 and 2018.Net income is tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.Tangible book value per share is a non-GAAP financial measure. See Appendix for reconciliation to its most comparable GAAP measure.  Balance Sheet and Earnings Growth  Tangible Book Value Per Share (2)  (1)  In the second quarter, tangible book value per share grew by $0.53, or 5.9% (23.5% annualized).YOY organic balance sheet growth remains strong, highlighted by 18.8% YOY organic deposit growth and 9.8% YOY total asset growth.Growth in earnings despite expenses related to our newly opened Dallas area and Tulsa locations, as well as expenses related to being a public company.  6

 Net Interest Margin  Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the six months ended June 30, 2019.Net interest margin (excluding loan fee income) is a non-GAAP financial measure. See Appendix for reconciliation to their most comparable GAAP measures.  Net Interest Margin  Net interest margin excluding loan fee income continues to remain well within our historical range.  7

 Loan/Deposit Beta  Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the six months ended June 30, 2019.(1) Net interest margin is the amount of net interest income, including loan fee income, supported by daily Avg. earning assets for the period presented.(2) Net interest margin is the amount of net interest income, excluding loan fee income, supported by daily Avg. earning assets for the period presented.(3) Loan & Deposit beta are calculated using a baseline of the 2016 fed funds rate 0.75%. Yield on loans (excluding loan fee income) and net interest margin (excluding loan fee income) are non-GAAP financial measures. See Appendix for reconciliation to their most comparable GAAP measures.  Loan and Deposit rates are calculated by taking total interest income or expense divided by average balances.For the prior ten quarters (01/01/17 – 6/30/19), our cumulative effective loan yield increased by 75.4% of the Fed rate increases and our deposit rates increased by 47.4% of the Fed rate increases.  8

 Allowance for Loan Losses to Total Loans  Nonperforming Assets to Loans and OREO  Asset Quality  Net Charge-Offs to Average Loans  Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the six months ended June 30, 2019.  Asset quality remains strong.We continue to maintain a strong loan loss reserve.Quality underwriting and disciplined lending practices have led to low nonperforming asset levels.Year-to-date net recoveries of $4,000 as of June 30, 2019.  9

 Diversified Loan Portfolio  Dollars are in millions. Data as of June 30, 2019.  Gross Loan Portfolio Composition by Purpose Type  10

 Deposit Composition  Historical Deposit Growth  Compound Annual Growth Rate = 9.4%  Deposit Composition as of June 30, 2019  83.4% of our loan customers also had a deposit relationship with us as of June 30, 2019.Core DepositsTotal organic core deposit growth YOY was $97.6M, or 18.8%.  Core deposits totaled $615.4 million, or 88.4% of total deposits, as of June 30, 2019 compared to $517.9 million, or 80.7% of total deposits, as of June 30, 2018.  Dollars are in millions.Financial data is as of or for the twelve months ended December 31 of each respective year and as of or for the six months ended June 30, 2019.  28.4%  31.1%  22.1%  23.2%  26.5%  26.3%  Commentary  11

 Appendix  12

 Bank7 Corp. Financials  Net income and earnings per share are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods. EPS calculation is based on diluted shares. Combined federal and state effective tax rates for 2018 and 2019 were 25.1% and 25.0%, respectively. Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure.   13

 Bank7 Corp. Financials  Return on average assets and shareholders’ equity are tax-adjusted as if the Company were a C Corporation at the estimated tax rates for the respective periods.Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income on a tax equivalent basis and noninterest income.   Represents a non-GAAP financial measure. See non-GAAP reconciliations table for reconciliation to its more comparable GAAP measure. Ratios are based on Bank level financial information rather than consolidated information. At June 30, 2019 Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 12.22%, 15.75%, and 17.00% respectively for the Company.  14

 Non-GAAP Reconciliations  15